                                  EXHIBIT 11

                Earnings Per Common and Common Equivalent Share

         Adjusted net earnings and adjusted number of common shares used in the computation of net earnings per common share were determined as follows :


                                            Three Months Ended May 2, 1997             Six Months Ended May 2, 1997
                                         --------------------------------------    -------------------------------------
                                                                    Full                                     Full
Adjusted Net Earnings                        Primary            Dilution (1)           Primary           Dilution (1)
                                         -----------------    -----------------    ----------------     ----------------

Net earnings                              $     1,974,191      $     1,974,191      $    (1,955,577)     $    (1,955,577)

Add : reduction in interest
         expense, net of
         income taxes                              --                   --                   --                   --
                                         -----------------    -----------------    ----------------     ----------------

Adjusted net earnings                          $1,974,191      $     1,974,191      $    (1,955,577)     $    (1,955,577)
                                         =================    =================    ================     ================



Adjusted Number of Common Shares

Weighted Average Common Shares
         Outstanding                            8,364,834            8,364,834           8,027,056            8,027,056

Incremental shares for assumed
         exercise of outstanding
         stock options and warrants                 2,129                2,129               1,634                1,634
                                         -----------------    -----------------    ----------------     ----------------

Adjusted number of common shares                8,366,963            8,366,963           8,028,690            8,028,690
                                         =================    =================    ================     ================

Net earnings per common share             $       $0.24        $          0.24      $        (0.24)      $        (0.24)
                                         =================    =================    ================     ================


         NOTE(1): These calculations are submitted in accordance with Regulation S-K Item 601(b)(11) although the calculations are not required pursuant to Paragraph 40 of APB Opinion No. 15 because the effects are less than 3%.